UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2007

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c)

                  pa-1195157

Item 1.01  Entry into a Material Definitive Agreement.

On September 18, 2007, Electroglas, Inc. (“Electroglas”) entered into a Manufacturing Services Agreement (the “Flextronics Agreement”) with Flextronics Industrial Ltd. (“Flextronics”), a subsidiary of Flextronics International Ltd.  Pursuant to the terms of the Flextronics Agreement, Flextronics will obtain components, parts and subassemblies necessary for the manufacture of Electroglas' 4090µ+ and EG6000 wafer probers, and will manufacture, assemble and test such products and components for Electroglas at its facilities in Shanghai, China.  The Flextronics Agreement has a five-year initial term and will be automatically extended for subsequent terms of one year unless either party provides one year notice of an intention not to renew.  The Flextronics Agreement may be terminated by either party upon notice prior to the expiration of the initial term for convenience and other customary reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: September 19, 2007	By:	/s/ Thomas E. Brunton Chief Financial Officer